                                                                    Exhibit 99.1

MAGNA ENTERTAINMENT CORP.                                   337 Magna Drive
                                                            Aurora, Ontario
                                                            L4G 7K1
                                                            Tel: (905) 726-2462
                                                            Fax: (905) 726-7172

                                 PRESS RELEASE

                           MAGNA ENTERTAINMENT CORP.
                   ANNOUNCES RESULTS FOR THE FOURTH QUARTER
                             AND FISCAL YEAR 2000

February 19, 2001, Aurora, Ontario, Canada......Magna Entertainment Corp.
(NASDAQ: MIEC; TSE: MIE.A, MEH) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2000.

--------------------------------------------------------------------------------

                         Fiscal Years Ended               Fourth Quarter Ended
                            December 31,                      December 31,

                               2000           1999        2000           1999
                               ----           ----        ----           ----

Revenue                     $ 413,563      $ 186,860    $ 74,538       $ 43,864

Earnings (Loss)
Before Interest,
 Taxes, Depreciation
 and Amortization           $  21,829      $   9,777    $ (9,674)      $ (2,556)

Net Income (Loss)           $     441      $     (62)   $ (9,181)      $ (3,062)

Diluted earnings
 (loss) per share           $    0.01      $    0.00    $  (0.11)      $  (0.04)

All amounts are reported in thousands of U.S. dollars, except per share figures.


"The year 2000 was the Company's second year of operation and our first year as a public company.

Magna's original decision to enter the racetrack business was based on the belief that there is a great opportunity to improve the way in which racetracks operate. There is also an opportunity to improve profitability by implementing common systems and taking advantage of the economies of scale.

It was always recognized that it would take time to achieve critical mass and to develop the systems needed to improve operations and profitability.

We believe we will start to see positive results from our acquisition and consolidation activities as we progress through 2001. As we develop our racing product in North America, we see tremendous global opportunities.

Basically, we believe that conducting wagering on horse racing is ideally suited to become a global business. Horses are admired and loved by people all over the world. The opportunity exists to take horse racing and wagering into every living room around the world via satellite, the Internet, interactive television, and telephone. MEC intends to be a leading participant in electronic wagering through these media," said Frank Stronach, the Company's Chairman.

The Company's horse racetrack business is seasonal in nature. Generally, the Company's horse racetrack revenues are greater in the first and second quarters of the calendar year than in the third and fourth quarters because three of the Company's premier racetracks, Santa Anita Park, Golden Gate Fields and Gulfstream Park, run live meets principally during the first half of the calendar year, this seasonality can be expected to cause significant quarterly fluctuations in revenue, earnings and diluted earnings per share.

Effective December 31, 2000, the Company changed its method of accounting for revenue recognition. Previously the Company recorded its wagering revenue net of "purses, stakes and awards" and "pari-mutuel wagering taxes". The Company now recognizes revenue gross of "purses, stakes and awards" and "pari-mutuel wagering taxes". The costs relating to these amounts are shown as "Purses, awards and other" in the accompanying income statement. The change in accounting presentation has been retroactively applied to August 1, 1998.

Revenue for the year ended December 31, 2000 was $413.6 million, earnings before interest, taxes, depreciation and amortization were $21.8 million, net income was $0.4 million and diluted earnings per share were $0.01. Revenue for the fourth quarter ended December 31, 2000 was $74.5 million, loss before interest, taxes, depreciation and amortization was $9.7 million, net loss was $9.2 million and diluted loss per share was $0.11.

The financial results for the year ended December 31, 2000 reflect the full year's live racing and simulcast operations for all of the Company's racetracks except for Great Lakes Downs and Bay Meadows, which were acquired on February 29 and November 17, 2000, respectively. For the year ended December 31, 1999 the financial results reflect the full year's operations of Santa Anita, the operations of Gulfstream from September 1, 1999, the date of acquisition, the operations of Thistledown and Remington racetracks from November 12, 1999, their date of acquisition, and the operations of Golden Gate from December 10, 1999, the date of acquisition.

The financial results for the fourth quarter of 2000 reflect the full quarter's live racing and simulcast operations for all of the Company's racetracks except for Bay Meadows, which was acquired on November 17, 2000. The financial results for the fourth quarter of 1999 reflect the full quarter's operations of Santa Anita and Gulfstream racetracks, the operations of Thistledown and Remington racetracks from November 12, 1999 and the operations of Golden Gate from December 10, 1999.

During fiscal 2000, cash generated from operations was $7.7 million, before changes in non-cash working capital. Total investment activities during the year were $34.4 million, including $25.9 million on the acquisitions of Bay Meadows and Great Lakes Downs, $54.0 million on real estate and fixed asset additions, partially offset by $43.8 million of proceeds from the disposal of real estate. In addition, approximately $32.1 million of net long-term bank debt was incurred during the year.

The previously announced acquisition from Ladbroke Racing Corp. and one of its subsidiaries of their account wagering operations, The Meadows harness track, four off-track betting facilities ("OTB's") and an interest in The Racing Network is expected to close in the early Spring, subject to regulatory approval. This strategic acquisition will significantly advance the Company's electronic media wagering strategy.

"The seasonality of MEC's businesses, combined with the fact that most of the Company's growth results from acquisitions, makes comparison from year to year and quarter to quarter difficult during this building phase.

During this period, we have found that in some instances, our operating costs were higher than expected. For example, in 2000, we incurred significant costs in restructuring our corporate office. The cost of this restructuring and other one-time costs incurred during 2000 amounted to approximately $7.5 million.

We have and will continue to take steps to reduce costs and increase revenue at each of our racing operations.

The performance improvement plans that we have initiated at our existing facilities, together with the impact of a full year of operations at the racetracks acquired during 2000 and the addition of the businesses to be acquired from Ladbroke, will result in earnings growth in 2001 and beyond.

The Company also expects the sale of a number of non-core real estate holdings to be completed during 2001. Based on recent market conditions, it is anticipated that the proceeds from these sales will, in the aggregate, exceed the book value of such properties", said Jim McAlpine, President and CEO.

The Company, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. These racetracks include Santa Anita Park, Golden Gate Fields and Bay Meadows Racecourse in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan. As a complement to its existing business, the Company is exploring further development of its electronic media wagering operations, including interactive television, expanded telephone account and Internet-based wagering, as well as certain leisure and retail-based real estate projects.

The Company also announced the appointment of Jim McAlpine to its Board of Directors to fill the vacancy created by the resignation of Mark Feldman in January 2001.

The Company will hold a conference call to discuss its fourth quarter and year end results on Tuesday, February 20, 2001 at 11:00 a.m. New York time (E.S.T.). The number to use for this call is 1-877-871-4054. Please call 10 minutes prior to the conference call. The overseas number to call is 1-416-620-2404. The conference call will be chaired by Graham Orr, Executive Vice-President and Chief Financial Officer.

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

For more information contact:

Graham Orr
Executive Vice President
& Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7099

MAGNA ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
-------------------------------------------------------------------------------------------------------------
[Unaudited]
[United States dollars in thousands,
except per share figures]
-------------------------------------------------------------------------------------------------------------
                                                Fiscal years ended                  Three months ended
                                           December 31,      December 31,      December 31,      December 31,
                                                   2000              1999              2000              1999
-------------------------------------------------------------------------------------------------------------
Revenue
Racetrack
  Wagering, gross                               301,288           133,924            40,199            21,893
  Non-wagering                                   53,961            31,022            14,909            12,224
Real estate
  Sale of real estate                            37,630             2,544            12,595             2,544
  Rental and other                               20,684            19,370             6,835             7,203
-------------------------------------------------------------------------------------------------------------
                                                413,563           186,860            74,538            43,864
-------------------------------------------------------------------------------------------------------------
Costs and expenses
Racetrack
   Purses, awards and other                     190,043            85,520            25,178            13,645
  Operating costs                               128,612            63,302            31,591            21,003
  General and administrative                     18,117             5,987             7,098             2,209
Real estate
  Cost of real estate sold                       30,656             1,916            11,672             1,916
  Operating costs                                18,928            18,071             7,278             6,874
  General and administrative                      1,133             1,833               412               534
Predevelopment and other costs                    4,245               454               983               239
Depreciation and amortization                    20,061             7,924             5,317             3,248
Interest expense                                  3,263             1,666             1,313               407
Interest income                                  (3,048)           (2,586)             (892)           (1,591)
-------------------------------------------------------------------------------------------------------------
                                                412,010           184,087            89,950            48,484
-------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes                 1,553             2,773           (15,412)           (4,620)
Income tax (benefit) provision                    1,112             2,835            (6,231)           (1,558)
-------------------------------------------------------------------------------------------------------------
Net (loss) income                                   441               (62)           (9,181)           (3,062)
Other comprehensive income (loss):
  Foreign currency translation                   (8,938)           (7,493)            4,804            (3,585)
   adjustment
-------------------------------------------------------------------------------------------------------------
Comprehensive loss                               (8,497)           (7,555)           (4,377)           (6,647)
=============================================================================================================

(Loss) earnings per share of Class A
 Subordinate Voting Stock, Class B
 Stock or Exchangeable Share:
      Basic                                       $0.01             $0.00            $(0.11)           $(0.04)
      Diluted                                     $0.01             $0.00            $(0.11)           $(0.04)
=============================================================================================================

Average number of shares of Class A
 Subordinate Voting Stock, Class B
 Stock and Exchangeable Shares [in
 thousands]:                                     80,422            78,686            80,466            78,686
      Basic                                      80,424            78,686            80,466            78,686
      Diluted
=============================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------
[Unaudited]
[United States dollars in thousands]
--------------------------------------------------------------------------------------------------------------------
                                                   Twelve months ended                    Three months ended
                                               December 31,       December 31,       December 31,       December 31,
                                                       2000               1999               2000               1999
--------------------------------------------------------------------------------------------------------------------
Cash provided from (used for):

OPERATING ACTIVITIES
Net income                                              441                (62)            (9,181)            (3,062)
Items not involving current cash flows                7,285              6,001                643                608
--------------------------------------------------------------------------------------------------------------------
                                                      7,726              5,939             (8,538)            (2,454)
Changes in non-cash working capital                 (27,911)             9,287              1,096             16,436
    Net cash provided from (used for)
    Operating Activities                            (20,185)            15,226             (7,442)            13,982
--------------------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES
Acquisition of business                             (25,887)          (160,812)           (24,117)           (73,233)
Real estate property and fixed asset                (54,028)           (56,447)           (39,722)           (21,847)
 additions                                           37,630              2,544             12,595              2,544
Proceeds on sale of real estate                       6,147                  -                  -                  -
Proceeds on real estate sold to Magna                 1,761               (683)               409               (683)
Other assets disposals (additions)
--------------------------------------------------------------------------------------------------------------------
    Net cash provided from (used for)
    Investing Activities                            (34,377)          (215,398)           (50,835)           (93,219)
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness                759             (2,722)             7,518               (233)
Increase of (repayment of) long-term debt            32,147             (3,278)            38,789                (80)
Issue of Class A Subordinate Stock                    1,846                  -                  -                  -
Contributed capital, net of tax                       1,352                  -                  -                  -
Decrease in note payable due from Magna                   -                  -                  -            111,622
Net contribution by Magna                                 -            244,458                  -                164
--------------------------------------------------------------------------------------------------------------------
    Net cash provided from (used for)
    Financing Activities                             36,104            238,458             46,307            111,473
--------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash
   and cash equivalents                                (226)               (68)               356                (59)
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
   equivalents during the period                    (18,684)            38,218            (11,614)            32,177
Cash and cash equivalents, beginning of
   period                                            50,660             12,442             43,590             18,483
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period             31,976             50,660             31,976             50,660
====================================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------
[Unaudited]
[United States dollars in thousands]
----------------------------------------------------------------------------------------------------------------
                                                                                December 31,        December 31,
                                                                                        2000                1999
----------------------------------------------------------------------------------------------------------------
                                                   ASSETS
----------------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                                          31,976              50,660
   Restricted cash                                                                    17,247               7,752
   Accounts receivable                                                                33,856              25,887
   Prepaid expenses and other                                                          7,984               3,931
----------------------------------------------------------------------------------------------------------------
                                                                                      91,063              88,230
----------------------------------------------------------------------------------------------------------------
Real estate properties and fixed assets, net                                         568,265             564,789
----------------------------------------------------------------------------------------------------------------
Other assets, net                                                                    117,561             100,967
----------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                  6,175               6,367
----------------------------------------------------------------------------------------------------------------
                                                                                     783,064             760,353
================================================================================================================
                              LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------
Current liabilities:
   Bank indebtedness                                                                   7,609               7,259
   Accounts payable and other liabilities                                             69,090              66,151
   Income taxes payable                                                                1,468               7,554
   Long-term debt due within one year                                                 12,754              19,119
----------------------------------------------------------------------------------------------------------------
                                                                                      90,921             100,083
----------------------------------------------------------------------------------------------------------------
Long-term debt                                                                        63,343              19,506
----------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                              234                 494
----------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                 86,778              93,183
----------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Capital stock issued and outstanding -
   Class A Subordinated Voting Stock                                                 100,770              11,500
   Exchangeable Shares                                                                57,937             110,000
   Class B Stock                                                                     394,094             429,455
Contributed surplus                                                                    1,352                   -
Retained earnings (deficit)                                                           (1,990)             (2,431)
Accumulated comprehensive loss                                                       (10,375)             (1,437)
----------------------------------------------------------------------------------------------------------------
                                                                                     541,788             547,087
----------------------------------------------------------------------------------------------------------------
                                                                                     783,064             760,353
================================================================================================================